Exhibit 23.1

EXHIBIT 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Key Tronic Corporation

Spokane Valley, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-159582, 333-70917, and 333-61202) of Key Tronic Corporation of our report dated September 12, 2011, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

September 12, 2011

Spokane, Washington